CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Amendment No. 2 of Toby Ventures Inc. on Form 20-F of our report dated March 4, 2003 in connection with our audit of the financial statement of that company as at December 31, 2002 and for the year ended December 31, 2002 which report is included in the Form 20-F.

Vancouver BC	“AMISANO HANSON”
June 13, 2003	Chartered Accountants